UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 29, 2017
Date of Report (Date of earliest event reported)

CONTACT MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-52879	39-2060052
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

595 Hornby Street, Suite 706
Vancouver, British Columbia, Canada	V6C 2E8
(Address of principal executive offices)	(Zip Code)

(604) 970-6576
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

[   ]

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective August 29, 2017, Contact Minerals Corp. (the “Company”) and Kerry McCullagh, the Company’s Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer (the “Seller”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Shiong Han Wee and Kwueh Lin Wong (Mr. Wee and Mr Wong. collectively being the “Purchasers”). Under the terms of the Stock Purchase Agreement, the Purchasers have agreed to purchase 7,000,000 shares from the Seller (the Seller Shares”) and 78,770,000 shares from the Company (the “Issued Shares”) for an aggregate purchase price of $350,000.

In connection with the Stock Purchase Agreement, Mr. McCullagh will receive $350,000. Of the $350,000, $50,000 is for the sale of his Shares to the Purchasers and $300,000 is from the sale of common stock by the Company. The $300,000 of proceeds from the sale of Company stock is to be directed to Mr. McCullagh in full settlement of all company debts owed to Mr. McCullagh and in consideration of settling any claims against the Company by Mr. McCullagh.

The closing of the Stock Purchase Agreement is expected to occur on or about September 11, 2017 (the “Closing Date”).

The foregoing description of the Share Purchase Agreement is qualified in its entirety by reference to the Share Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

(d)           Exhibits

The following exhibits are either provided with this Current Report or are incorporated herein by reference:

ITEM 9.01        FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit
Number	Description of Exhibit
10.1	Stock Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTACT MINERALS CORP.

Date: August 31, 2017

By:	/s/ Kerry J. McCullagh

KERRY McCULLAGH
Chief Executive Officer